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                                                                    EXHIBIT 21


                         SUBSIDIARIES OF INTERFACE, INC.
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                                                         JURISDICTION OF
       SUBSIDIARY                                         ORGANIZATION
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
Bentley Mills, Inc.                                       Delaware (USA)
Guilford (Delaware), Inc.                                 Delaware (USA)
Interface Europe, Inc.                                    Delaware (USA)
Interface Interface Fabrics, Inc.(1)                      Delaware (USA)
Interface Securitization Corporation                      Delaware (USA)
Intek, Inc.                                               Georgia (USA)
Interface Americas, Inc.                                  Georgia (USA)
Interface Asia-Pacific, Inc.(2)                           Georgia (USA)
Interface Flooring Systems, Inc.                          Georgia (USA)
Interface Leasing, Inc.                                   Georgia (USA)
Interface Research Corporation                            Georgia (USA)
Interface Yarns, Inc.                                     Georgia (USA)
Pandel, Inc.                                              Georgia (USA)
Prince Street Technologies, Ltd.                          Georgia (USA)
Re:Source Americas Enterprises, Inc.(3)                   Georgia (USA)
Rockland React-Rite, Inc.                                 Georgia (USA)
Toltec Fabrics, Inc.                                      Georgia (USA)
Interface Architectural Resources, Inc.                   Michigan (USA)
Interface Americas Services, Inc.                         Nevada (USA)
Interface Holding Company                                 Nevada (USA)
Interface Specialty Resources, Inc.                       Nevada (USA)
Renovisions, Inc.                                         Pennsylvania (USA)
Interface International (Barbados), Inc.                  Barbados
Interface Flooring Systems (Canada), Inc.                 Canada
Interface Europe B.V.(4)                                  Netherlands
Interface Europe, Ltd.(5)                                 United Kingdom

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(1)  Interface Interior Fabrics, Inc. (formerly Guilford of Maine, Inc.) is the parent of eight subsidiaries organized and operating in Canada and the United States (including Toltec Fabrics, Inc. and Intek, Inc.).

(2) Interface Asia-Pacific, Inc. is the parent of nine subsidiaries organized and operating in Australia, Japan, Hong Kong, Singapore, Thailand and China.

(3) Re:Source Americas Enterprises, Inc. is the parent of 15 subsidiaries organized and operating in the United States.

(4) Interface Europe B.V. (formerly Interface Heuga B.V.) is the parent of six subsidiaries organized and operating in the Netherlands, and 12 subsidiaries organized and operating outside of the Netherlands (none of which are organized or operating in the United States).

(5) Interface Europe, Ltd. (formerly Interface Flooring Systems, Ltd.) is the parent of five subsidiaries organized and operating in the United Kingdom, Ireland and Hong Kong.